Exhibit 10.1

CONVERSION AGREEMENT

THIS CONVERSION AGREEMENT (this “Agreement”) is dated as of December 30, 2010 by and among SunTrust Bank, a Georgia banking corporation (“SunTrust”), CommunityOne Bank, N.A., a national banking association (the “Bank”), and, for purposes of Sections 9 and 10 only, FNB United Corp., a North Carolina corporation (“FNB”).

WHEREAS, as of the date hereof, SunTrust is the holder and the Bank is the maker of the Floating Rate Subordinated Note Due 2015, the principal amount of which is $15,000,000 (the “Note”), a copy of which is attached hereto; and

WHEREAS, the Bank and SunTrust are each willing to convert $7,500,000 of the principal amount of the Note into shares of the Preferred Stock of the Bank, par value of $1 per share, as hereinafter provided, provided that the Bank pays all interest accrued on the Note and unpaid to December 30, 2010 immediately prior to the conversion;

WHEREAS, the Bank and SunTrust are each willing to amend and restate the terms of the Note;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1.           Subject to the terms and conditions hereof, the Bank and SunTrust agree to convert, on December 30, 2010, $7,500,000 of the principal amount of the Note into 7,500,000 shares of the Bank’s non-voting, non-convertible, non-redeemable cumulative preferred stock of the par value of One Dollar ($1) having the preferences and rights set forth in the Bank’s Articles of Association, as amended (“Preferred Stock”).

On December 30, 2010, the Bank shall deliver to SunTrust (i) a stock certificate representing such 7,500,000 shares of Preferred Stock and (ii) an Amended and Restated Fixed Rate Note Due 2015 in the form attached hereto as Exhibit A (the “Amended Note”).  The deliveries shall take place in the offices of McKenna Long & Aldridge LLP at 303 Peachtree Street, NE, Suite 5300, Atlanta, GA 30308 at 3 P.M. ET. Upon receipt by SunTrust from the Bank of such stock certificate and Amended Note, SunTrust agrees that the Note shall be cancelled, and SunTrust shall promptly deliver to the Bank the original Note marked cancelled.

2.           The Bank agrees to pay all interest accrued on the Note and unpaid to December 30, 2010 immediately prior to the conversion.

3.           The Bank agrees that the Preferred Stock to be issued by the Bank hereunder will rank pari passu with or senior to all other series or classes of preferred stock of the Bank, whether or not issued or outstanding as of or after the date hereof, with respect to the payment of dividends and the distribution of assets in the event of any dissolution, liquidation or winding up of the Bank.

4.           The Bank represents and warrants that the Preferred Stock to be issued by the Bank hereunder will be duly authorized, validly issued, fully paid and nonassessable, and not subject to any liens.

5.           The Bank represents and warrants to SunTrust as follows: The Bank has the requisite corporate power and authority to enter into this Agreement and each agreement or instrument to be executed and delivered in connection with or pursuant hereto, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The Bank has taken all requisite corporate action and obtained due authorization for its execution, delivery and performance of this Agreement and the Amended Note and its consummation of the transactions contemplated hereby.  The Bank has duly executed and delivered this Agreement and the Amended Note, and assuming due authorization, execution and delivery of this Agreement by SunTrust, this Agreement and the Amended Note each constitute a legal, valid and binding agreement enforceable against the Bank in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors’ rights and to general equity principles.  The execution and delivery of this Agreement and the Amended Note, the consummation of the transactions contemplated hereby, and the compliance with any of the provisions hereof by the Bank do not (i) violate or conflict with any provisions of its organizational documents, (ii) result in a default (or an event that, with notice or lapse of time or both, would become a default), or give rise to any right of termination or buy-out by any third party, cancellation, amendment or acceleration of any obligation, or the loss of any benefit under any contract to which it or any of its subsidiaries is a party or by which it or any of its subsidiaries or any of their respective assets or properties is bound or affected, (iii) results in the creation of a lien on any of its issued and outstanding equity interests or on any of its assets or the assets of any of its subsidiaries, or (iv) violates or conflicts with any law applicable to it or any of its subsidiaries, or any of the properties, businesses or assets of any of the foregoing, other than such exceptions in the case of each of clauses (ii), (iii), and (iv) above as would not, individually or in the aggregate, reasonably be expected to materially impair or delay the Bank’s ability to perform each of its obligations hereunder or to consummate the transactions contemplated hereby.  When issued, the Preferred Stock issued to SunTrust in the conversion will rank senior to the Bank’s common stock, and no equity securities or subordinated debt shall rank senior to such shares of Preferred Stock issued to SunTrust by reason of such conversion (other than the subordinated debt that continues to be held by SunTrust under the Amended Note after the conversion).  To the extent applicable, the Bank has obtained any consent, approval, authorization or permit, made any registration, declaration or filing with, and submitted any notification to, any regulatory authority or any other person required to execute and deliver this Agreement, consummate the transactions contemplated hereby, or comply with any of the provisions hereof.

6.           SunTrust represents and warrants to the Bank as follows: SunTrust has the requisite corporate power and authority to enter into this Agreement and each agreement or instrument to be executed and delivered in connection with or pursuant hereto, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  SunTrust has taken all requisite corporate action and obtained due authorization for its execution, delivery and performance of this Agreement and its consummation of the transactions contemplated hereby.  SunTrust has duly executed and delivered this Agreement, and assuming due authorization, execution and delivery of this Agreement by the Bank, this Agreement constitutes a legal, valid and binding agreement enforceable against SunTrust in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors’ rights and to general equity principles.  The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the compliance with any of the provisions hereof by SunTrust do not (i) violate or conflict with any provisions of its organizational documents, (ii) result in a default (or an event that, with notice or lapse of time or both, would become a default), or give rise to any right of termination or buy-out by any third party, cancellation, amendment or acceleration of any obligation, or the loss of any benefit under any contract to which it or any of its subsidiaries is a party or by which it or any of its subsidiaries or any of their respective assets or properties is bound or affected, (iii) results in the creation of a lien on any of its issued and outstanding equity interests or on any of its assets or the assets of any of its subsidiaries, or (iv) violates or conflicts with any law applicable to it or any of its subsidiaries, or any of the properties, businesses or assets of any of the foregoing, other than such exceptions in the case of each of clauses (ii), (iii), and (iv) above as would not, individually or in the aggregate, reasonably be expected to materially impair or delay SunTrust’s ability to perform each of its obligations hereunder or to consummate the transactions contemplated hereby.  To the extent applicable, SunTrust has obtained any consent, approval, authorization or permit, made any registration, declaration or filing with, and submitted any notification to, any regulatory authority or any other person required to execute and deliver this Agreement, consummate the transactions contemplated hereby, or comply with any of the provisions hereof.

7.           SunTrust understands and acknowledges that the Preferred Stock to be transferred to it hereunder has not been and will not be registered under the Securities Act of 1933 (the “Securities Act”) or the regulations of the Comptroller of the Currency and is being issued and delivered hereunder pursuant to an exemption from the registration requirements inasmuch as the issuance of such shares involves a transaction by an issuer not involving a public offering, and that reliance upon such exemption is predicated in part upon the following representations and warranties of SunTrust:

(a)           SunTrust is acquiring the Preferred Stock hereunder for investment purposes only, for its own account, and not for the benefit of others, nor with any view to, or in connection with any distribution or public offering thereof within the meaning of the Securities Act.

(b)           SunTrust understands that such Preferred Stock has not been registered under the Securities Act, the regulations of the Comptroller of the Currency, or any state securities law by reason of its issuance in a transaction that is exempt from the registration requirements of the Securities Act, such regulations, and such laws, and such Preferred Stock must be held indefinitely unless it is subsequently registered under the Securities Act, such regulations, and such laws to the extent applicable or a subsequent disposition thereof is exempt from registration under the applicable provisions of the Securities Act, such regulations, and such laws.  SunTrust acknowledges that the certificate evidencing such Preferred Stock will contain a legend to the foregoing effect.

(c)           SunTrust has sufficient knowledge and expertise in business and financial matters so as to enable it to analyze and evaluate the merits and risks of acquiring such Preferred Stock pursuant to the terms of this Agreement and is able to bear the economic risk of such acquisition, including a complete loss of its investment in such Preferred Stock.

(d)           SunTrust acknowledges that it has made detailed inquiries concerning the Bank’s business, and that the officers of the Bank have made available to it any and all written information that it has requested and have answered to its satisfaction all its inquiries.

8.           The Bank agrees that the terms and provisions of the Subordinated Debt Loan Agreement, dated June 30, 2008 (the “Loan Agreement”) and the other Loan Documents (as such term is defined in the Loan Agreement), to the extent not modified by this Agreement and the Amended Note, are ratified and confirmed and shall continue in full force and effect after giving effect to this Agreement and the issuance of the Amended Note.  The Bank and SunTrust each agrees that the Loan Agreement as modified by this Agreement and the issuance of the Amended Note and the other Loan Documents shall continue to be legal, valid, binding, and enforceable in accordance with their respective terms.

9.           FNB and the Bank each covenants to SunTrust as follows:

(a)            that FNB shall raise no less than $300 million through the issuance of equity securities no later than June 30, 2011 (the “Recapitalization”); and

(b)           if, in connection with the Recapitalization, FNB negotiates with the U.S. Department of the Treasury (“U.S. Treasury”) on its investment in FNB under the Troubled Asset Relief Program, FNB and the Bank agree that SunTrust shall be notified of any such negotiations and that any terms of any conversion or exchange of securities of FNB held by the U.S. Treasury that may be agreed to by FNB with the U.S. Treasury shall not be more favorable than those set forth in this Agreement without first consulting with SunTrust, and obtaining SunTrust’s approval, which approval shall not be unreasonably withheld or delayed.

10.           TO INDUCE SUNTRUST TO AGREE TO THE TERMS OF THIS AGREEMENT, EACH OF THE BANK AND FNB (BY THEIR RESPECTIVE EXECUTION BELOW) REPRESENTS AND WARRANTS THAT AS OF THE DATE OF THIS AGREEMENT THERE ARE NO CLAIMS OR OFFSETS AGAINST OR DEFENSES OR COUNTERCLAIMS TO THE BANK’S OR FNB’S OBLIGATIONS UNDER THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS, AND WAIVES ANY AND ALL SUCH CLAIMS, OFFSETS, DEFENSES, OR COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE DATE OF THIS AGREEMENT AND RELEASES AND DISCHARGES SUNTRUST AND ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SHAREHOLDERS, AFFILIATES, AND ATTORNEYS (COLLECTIVELY THE “RELEASED PARTIES”) FROM ANY AND ALL OBLIGATIONS, INDEBTEDNESS, LIABILITIES, CLAIMS, RIGHTS, CAUSES OF ACTION, OR DEMANDS WHATSOEVER, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, AT LAW OR IN EQUITY, WHICH THE BANK OR FNB NOW HAS OR MAY HAVE AGAINST ANY RELEASED PARTY ARISING PRIOR TO THE DATE HEREOF AND FROM OR IN CONNECTION WITH THE LOAN AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED THEREBY.

11.           This Agreement shall be governed by, and construed in accordance with, the laws of the State of Georgia, without regard to conflict of laws provisions of the State of Georgia or of any other state.

12.           This Agreement may be executed in more than one counterpart, each of which will be deemed to be an original but all of which together will constitute one and the same instrument.

13.           This Agreement, including any exhibits or schedules herein, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements or understandings, both written and oral, between the parties or any of them with respect to the subject matter hereof.  The only representations and warranties made by the parties hereto with respect to the subject matter hereof are the representations and warranties contained in or made pursuant to this Agreement.

14.           The Bank agrees to promptly pay or promptly reimburse all reasonable and documented costs and expenses of SunTrust in connection with the negotiation, execution and delivery of this Agreement and the Amended Note, including the reasonable and documented fees and disbursements of counsel for SunTrust.

[signatures follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on their behalf as of the date first above written.

SunTrust Bank

By:  /s/ Amanda K. Parks
Name:  Amanda K. Parks
Title:  Senior Vice President

CommunityOne Bank, N.A.

By:  /s/ R. Mark Hensley
Name:  R. Mark Hensley
Title:  Executive Vice President

Joining for purposes of Sections 9 and 10 only:

FNB United Corp.

By: /s/ R. Larry Campbell
Name:  R. Larry Campbell
Title:  President and CEO

EXHIBIT A

AMENDED AND RESTATED SUBORDINATED NOTE DUE 2015

THIS NOTE IS NOT REQUIRED TO BE, AND IS NOT, REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

THIS OBLIGATION IS NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.  THIS OBLIGATION IS SUBORDINATED TO THE CLAIMS OF DEPOSITORS AND GENERAL CREDITORS OF THE BORROWER, IS UNSECURED, AND IS INELIGIBLE AS COLLATERAL FOR A LOAN BY THE BORROWER.

Principal Amount:  $7,500,000                                                                                                Original Issue Date: June 30, 2008

COMMUNITYONE BANK, NATIONAL ASSOCIATION

FOR VALUE RECEIVED, CommunityONE Bank, National Association (the “Borrower”), hereby promises to pay to SunTrust Bank (the “Bank”) at its offices at 303 Peachtree Street, Atlanta, GA, 30308, or at any other place as the Bank may from time to time designate, the principal amount of SEVEN MILLION, FIVE HUNDRED THOUSAND DOLLARS ($7,500,000) on June 30, 2015 (the “Maturity Date”) and to pay interest thereon in arrears on each March 31, June 30, September 30 and December 31 of each year and on the Maturity Date (each,+ an “Interest Payment Date”), (a) beginning on September 30, 2008, and ending on December 31, 2010, at a rate equal to LIBOR plus three and one-half percent (3.50%) per annum (the “Initial Interest Rate”) and (b) from January 1, 2011, until the Maturity Date at a rate equal to eight percent (8%) per annum (as such rate may be increased pursuant to Section 11 of this Note, the “Modified Interest Rate” and together with the Initial Interest Rate, the “Interest Rate”).

Notwithstanding the foregoing, the Interest Rate for the initial interest period from the Original Issue Date to September 30, 2008 shall be 6.30063% per annum, which was determined by reference to the then prevailing LIBOR.  Thereafter the Initial Interest Rate shall be reset quarterly (the “Initial Interest Reset Period” and the first day of each Initial Interest Reset Period shall be an “Initial Interest Reset Date”) by reference to the then prevailing LIBOR. The Initial Interest Reset Dates for this Note shall be March 31, June 30, September 30 and December 31 of each year, beginning on September 30, 2008 and ending on December 31, 2010.  If any Initial Interest Reset Date falls on a date that is not a Business Day, the Initial Interest Reset Date shall be postponed to the next succeeding Business Day, except if that Business Day is in the next succeeding calendar month, the Initial Interest Reset Date shall be the immediately preceding Business Day.  Commencing January 1, 2011, the Interest Rate shall be fixed at the Modified Interest Rate of 8% per annum.

“LIBOR” means that rate per annum that is equal to the London interbank offered rate for deposits in U.S. Dollars for a three-month period, which rate appears on Reuters Screen LIBOR01 Page (or any successor page), or such similar service as determined by the Bank that displays British Bankers’ Association interest settlement rates for deposits in U.S. dollars, as of 11:00 A.M. (London, England time) two (2) London Business Days prior to the Original Issue Date and each Initial Interest Reset Date; provided, that if no such offered rate appears on such page, the rate used will be the per annum rate of interest determined by the Bank to be the rate at which deposits in U.S. dollars for a three-month period are offered to the Bank in the London Inter-Bank Market as of 10:00 A.M. (Atlanta, Georgia time) on the date which is two (2) Business Day prior to each Initial Interest Reset Date.

The amount of interest payable for any interest period shall be computed and paid on the basis of a 360 day year and the actual number of days elapsed in the relevant interest period.  The interest so payable, and punctually paid or duly provided for on any Interest Payment Date, whether at the Initial Interest Rate or the Modified Interest Rate, shall be paid to the person in whose name this Note is registered at the close of business on the date for such interest installment.  Such interest shall be paid only if permitted by applicable law.

The term “Business Day” means any day that is not a Saturday or Sunday and that is not a day on which banking institutions are generally authorized or required to be closed in Atlanta, Georgia.  The term “London

Business Day” means any day that is not a Saturday or Sunday and that is not a day on which banking institution are generally authorized or required to be closed in Atlanta, Georgia and London, England.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note is an amendment and restatement of that certain Subordinated Note due 2015 with an original issue date of June 30, 2008 (the “Existing Note”).  The Borrower acknowledges and agrees that this Note supersedes and replaces the Existing Note but does not extinguish the obligations thereunder or with respect thereto and that, by entering into and performing its obligations hereunder, it is not causing a novation under the Existing Note.

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed and its corporate seal to be hereunder affixed and attested.

COMMUNITYONE BANK, NATIONAL
ASSOCIATION

By: __________________________________
Name: ________________________________
Title: _________________________________

[Reverse Side of Note]

1.            Payment of the principal on the Maturity Date and interest payable on each Interest Payment Date will be made by wire transfer in immediately available funds to a bank account in the United States designated by the Bank (the Bank, and any assignee or transferee of the Bank, shall herein be referred to as the “Holder”), in a written notice received by the Borrower. To the extent permitted by applicable law, interest shall accrue at the rate at which interest accrues on the principal of this Note, on any amount of principal of or interest on this Note not paid when due.  All payments on this Note shall be applied first to accrued interest and the balance, if any, to principal.

2.           Payments of principal and interest on this Note shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.  Until the date on which the Note shall have been surrendered or delivered to the Borrower for cancellation or destruction, or become due and payable and a sum sufficient to pay the principal of and interest on the Note shall have been made available for payment and either paid or returned to the Borrower as provided herein, the Borrower shall at all times maintain an office where the Note or Notes may be presented or surrendered for payment, and the location shall be communicated promptly to the Holder of this Note.

3.           Except as otherwise provided on the face of this Note, this Note is transferable, in whole or in part, and may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, by the Holder in person, or by his attorney duly authorized in writing, at the office of the Borrower.  Upon surrender or presentation of this Note for exchange or transfer, the Borrower shall execute and deliver in exchange therefor a Note or Notes, which has or have an aggregate denomination equal to the denomination of this Note and is or are issued in such name or names requested by the Holder.  Any Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or accompanied by a written instrument of transfer with such evidence of due authorization and guarantee of signature as may reasonably be required by the Borrower in form satisfactory to the Borrower, duly executed by the Holder or his attorney duly authorized in writing, and with such tax identification number or other information for each person in whose name a Note is to be issued as the Borrower may reasonably request to comply with applicable law.  No exchange or transfer of this Note shall be made on or after the 15th day immediately preceding the Maturity Date.

No service charge (other than any cost of delivery) shall be imposed for any exchange or transfer of this Note, but the Borrower may require the payment of a sum sufficient to cover any stamp or other tax or governmental charge that may be imposed in connection therewith (or presentation of evidence that such tax or charge has been paid).

Prior to due presentment of this Note for exchange or transfer, the Borrower and its respective agents may treat the Holder on its books as the absolute owner of this Note for the purpose of receiving payments of principal of and interest on this Note and for all other purposes whatsoever, whether or not this Note be overdue, and the Borrower shall not be affected by any notice to the contrary.

4.           ANYTHING TO THE CONTRARY HEREIN NOTWITHSTANDING, THIS NOTE IS NOT SUBJECT TO ANY SINKING FUND.

5.           This Note ranks pari passu with all other Notes issued hereunder and pari passu, in the event of a liquidation or similar proceeding with respect to the Borrower, with all other present or future unsecured subordinated debt obligations of the Borrower, except any unsecured subordinated debt which may be expressly stated to be subordinated to this Note and any other Notes issued hereunder.

6.           The indebtedness of the Borrower evidenced by this Note, including the principal and interest, is unsecured and subordinate and junior in right of payment to the Borrower’s obligations to its depositors, its obligations under bankers’ acceptances and letters of credit, its obligations to any Federal Reserve Bank or the Federal Deposit Insurance Corporation (“FDIC”) and its obligations to its other creditors, and to any rights acquired by the FDIC as a result of loans made by the FDIC to the Borrower or the purchase or guarantee of any of its assets by the FDIC pursuant to the provisions of 12 U.S.C. Section 1823(c), (d) or (e), in each case whether outstanding at the date of this Note or hereafter incurred (except any obligations which expressly rank on a parity with or junior to this Note).  In the event of any insolvency proceedings, receivership, conservatorship, reorganization, readjustment of debt, marshalling of assets and liabilities or similar proceedings or any liquidation, dissolution or winding-up of or relating to the Borrower, whether voluntary or involuntary, all such obligations, except obligations that expressly rank on a parity with or junior to this Note, shall be entitled to be paid in full before any payment shall be made on account of the principal of, or interest on, this Note.  In the event of any such proceedings, after payment in full of all sums owing with respect to such prior obligations, the Holder, together with the holders of any other obligations of the Borrower ranking on a parity with this Note, shall be entitled to be paid from the remaining assets of the Borrower, the unpaid principal of, and the unpaid interest on, this Note or such other obligations before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or any obligations of the Borrower ranking junior to this Note.  Nothing herein shall impair the obligation of the Borrower, which is absolute and unconditional, to pay the principal of and any premium and any interest on this Note in accordance with its terms.

7.           Notwithstanding any other provisions of this Note, including specifically those set forth in the sections relating to subordination, events of default and covenants of the Borrower, it is expressly understood and agreed that the Office of the Comptroller of the Currency (the “Comptroller”) or any receiver or conservator of the Borrower appointed by the Comptroller shall have the right in the performance of his legal duties, and as part of any transaction or plan of reorganization or liquidation designed to protect or further the continued existence of the Borrower or the rights of any parties or agencies with an interest in, or claim against, the Borrower or its assets, to transfer or direct the transfer of the obligations of this Note to any national banking association, state bank or bank holding company selected by such official which shall expressly assume the obligation of the due and punctual payment of the unpaid principal, interest and premium, if any, on this Note and the due and punctual performance of all covenants and conditions hereof; and the completion of such transfer and assumption shall serve to supersede and void any default, acceleration or subordination which may have occurred, or which may occur due or related to such transaction, plan, transfer or assumption, pursuant to the provisions of this Note, and shall serve to return the Holder to the same position, other than for substitution of the obligor, it would have occupied had no default, acceleration or subordination occurred; except that any interest and principal previously due, other than by reason of acceleration, and not paid shall, in the absence of a contrary agreement by the Holder of this Note, be deemed to be immediately due and payable as of the date of such transfer and assumption, together with the interest from its original due date at the rate provided for herein.

8.           All notices to the Borrower under this Note shall be in writing and addressed to the Borrower at 150 South Fayetteville, Asheboro, North Carolina 27203, Attention:  Treasurer, or to such other address of the Borrower as the Borrower may notify to the Holder.

9.           The term “Event of Default,” as used in this Note, means any of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any decree, order, rule or regulation of any governmental agency or body):

(i)           the Borrower shall consent to the appointment of a receiver, liquidator, trustee or other similar official in any receivership, liquidation, insolvency or similar proceeding with respect to the Borrower or all or substantially all of the property of the Borrower; or

(ii)           a court or other governmental agency or body having jurisdiction in the premises shall enter a decree or order for the appointment of a receiver, liquidator, trustee or other similar official of the Borrower in any receivership, liquidation, insolvency or similar proceeding with respect to the Borrower or all or substantially all of the property of the Borrower, or for the winding up or liquidation of the affairs or business of the Borrower.

The Borrower will promptly notify the Holder upon the occurrence of an Event of Default.

10.           If an Event of Default shall occur and be continuing, the Holder may, at its option, by written notice to the Borrower, declare this Note to be, and on the day of such declaration shall have been delivered to the Borrower, this Note shall become, immediately due and payable at its principal amount, together with accrued and unpaid interest thereon to the date of payment;  provided, however, that to the extent then required under or pursuant to applicable regulations of the Comptroller (including, without limitation 12 C.F.R. § 5.47) no accelerated payment may be made without the prior written approval of the Comptroller.

The Holder of this Note may rescind a declaration of an Event of Default and acceleration with respect to this Note under certain circumstances and may waive any past Event of Default and its consequences.

11.           There is no right of acceleration in the case of a default in the payment of the principal of or interest on this Note or the performance of any other obligation of the Borrower under this Note, or a default in the performance or observance of any agreement, undertaking or covenant contained in Section 9 of the Conversion Agreement, dated as of December 30, 2010, by and among the Borrower, the Bank and FNB United Corp., a North Carolina corporation (the “Conversion Agreement”); provided that if a default in the performance or observance of any agreement, undertaking or covenant contained Section 9 of the Conversion Agreement occurs, the Interest Rate shall automatically increase to fourteen percent (14%) per annum.

12.           Subject to paragraph 7 hereof, the Borrower shall not consolidate with or merge into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless (a) the person formed by such consolidation or into which the Borrower is merged or the person which acquires by conveyance or transfer, or which leases, the properties and assets of the Borrower substantially as an entirety shall be a corporation, partnership or other entity organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume the due and punctual payment of the principal of and any premium and interest on this Note and the performance or observance of every provision of this Note on the part of the Borrower to be performed or observed and (b) immediately after giving effect to such transaction, no Event of Default or nonpayment as described in Section 13 of this Note, and no event which, after notice or lapse of time or both, would become such an Event of Default or nonpayment, shall have happened and be continuing.

13.           No provision of this Note shall alter or impair the obligation of the Borrower, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.  No failure or delay on the part of the Holder in exercising any right under this Note shall operate as a waiver of, or impair, any such right.  No waiver of any such rights shall be effective unless given in writing.

14.           This Note constitutes subordinated debt which qualifies as capital as provided in 12 C.F.R. Part 3, Appendix A.

                15.           This Note is a debt of the Borrower only and is not an obligation of FNB United Corp. or any of its affiliates other than the Borrower.

16.           THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA AND, WHERE APPROPRIATE, THE LAWS OF THE UNITED STATES.